Exhibit 99.1

Cellectar Announces Oral Presentation at the European Society for Medical Oncology (ESMO) Congress 2019

Data from an interim evaluation of CLR 131 in relapsed or refractory DLBCL patients will be presented

FLORHAM PARK, N.J., September 10, 2019 -- Cellectar Biosciences, Inc. (NASDAQ: CLRB), a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of drugs for the treatment of cancer, today announced an oral presentation at the upcoming European Society for Medical Oncology (ESMO) Congress 2019 being held in Barcelona, Spain from September 27 – October 1, 2019.

The presentation will focus on the nature of the patient population and the activity of CLR 131 in these heavily pretreated patients with relapsed/refractory diffuse large B-cell lymphoma (R/R DLBCL).

Presentation details

Title:	Interim Evaluation of a Targeted Radiotherapeutic, CLR 131, in Relapsed/Refractory Diffuse Large B-Cell Lymphoma Patients (R/R DLBCL)
Presenter:	Jarrod Longcor
Session:	Proffered Paper Session – Presentation #1065O
Date/Time:	September 28, 2019 / 2:45 pm – 3:00 pm CET
Location:	Toledo Auditorium (Hall 5), Fira Gran Via, Barcelona, Spain

A copy of the presentation materials can be accessed on the Posters and Publications section of the Cellectar website once the presentation concludes.

About Cellectar Biosciences, Inc.

Cellectar Biosciences is focused on the discovery, development, and commercialization of drugs for the treatment of cancer. The company is developing proprietary drugs independently and through research and development (R&D) collaborations. The company’s core objective is to leverage its proprietary PDC delivery platform to develop PDCs that specifically target cancer cells, delivering improved efficacy and better safety as a result of fewer off-target effects. The company’s PDC platform possesses the potential for the discovery and development of the next-generation of cancer-targeting treatments, and it plans to develop PDCs independently and through research and development collaborations.

The company’s lead PDC therapeutic, CLR 131, is currently in three clinical studies – a Phase 2 study, and two Phase 1 studies. The Phase 2 clinical study (CLOVER-1) is in relapsed/refractory (R/R) B-Cell malignancies, including multiple myeloma (MM), chronic lymphocytic leukemia/small lymphocytic lymphoma (CLL/SLL), lymphoplasmacytic lymphoma (LPL), marginal zone lymphoma (MZL), mantle cell lymphoma (MCL), and diffuse large B-Cell lymphoma (DLBCL). The company is also conducting a Phase 1 dose escalation study in patients with R/R multiple myeloma (MM) and a Phase 1 study in pediatric solid tumors and lymphoma.

The company’s product pipeline also includes one preclinical PDC chemotherapeutic program (CLR 1900) and several partnered PDC assets.

For more information, please visit www.cellectar.com.

Forward-Looking Statement Disclaimer

This news release contains forward-looking statements. You can identify these statements by our use of words such as "may", "expect", "believe", "anticipate", "intend", "could", "estimate", "continue", "plans", or their negatives or cognates. These statements are only estimates and predictions and are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk. Factors that might cause such a material difference include, among others, uncertainties related to the ability to raise additional capital, uncertainties related to the disruptions at our sole source supplier of CLR 131, the ability to attract and retain partners for our technologies, the identification of lead compounds, the successful preclinical development thereof, the completion of clinical trials, the FDA review process and other government regulation, the volatile market for priority review vouchers, our pharmaceutical collaborators' ability to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, product pricing and third-party reimbursement. A complete description of risks and uncertainties related to our business is contained in our periodic reports filed with the Securities and Exchange Commission including our Form 10-K for the year ended December 31, 2018 and Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019. These forward-looking statements are made only as of the date hereof, and we disclaim any obligation to update any such forward-looking statements.

Contacts

Investors:

Monique Kosse

Managing Director

LifeSci Advisors

646-915-3820

monique@lifesciadvisors.com